SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Purchase of Raton Basin, Hugoton Field and San Juan Basin Properties

On April 9, 2003, the Company issued a press release to announce that the Company has entered into a definitive agreement with units of Williams (NYSE-WMB) of Tulsa, Oklahoma to acquire natural gas and coal bed methane producing properties located in the Raton Basin of Colorado, the Hugoton Field of southwestern Kansas and the San Juan Basin of New Mexico and Colorado for $400 million. XTO Energy’s internal engineers estimate proved reserves to be 311 billion cubic feet of gas equivalent of which 77% are proved developed. This acquisition will add about 60 million cubic feet per day of long-lived gas production to the Company’s steadily growing production base.

This transaction is scheduled to close on or before June 6, 2003, with an effective date of March 1, 2003 for the Hugoton Field assets and April 1, 2003 for the others. The seller advises the Company that a portion of the San Juan Basin non-operated properties is subject to preferential purchase rights. The final closing price is subject to typical closing and post-closing adjustments. The purchase will be funded through placement of equity and long-term debt.

A copy of the press release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

1            Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1 Press Release dated April 9, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: April 10, 2003	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

99.1	Press Release dated April 9, 2003